EXHIBIT 10.2

Prepared By and
When Recorded Return to:
W. Kent Ihrig, Esq.
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
Phone: (813) 229-7600

MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT
AND ASSIGNMENT OF RENTS

Between:

BOVIE MEDICAL CORPORATION,
a Delaware corporation

as "Mortgagor"

and

THE BANK OF TAMPA,
 a Florida banking corporation

as "Mortgagee"

Loan Amount: $3,592,000.00

Date: March 20, 2014

MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS

THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS (as the same be amended, modified, restated, supplemented, increased or spread at any time or from time to time, the "Mortgage") is executed as of the 20thday of March, 2014, by Bovie Medical Corporation, a Delaware corporation, having an address of 5115 Ulmerton Road, Clearwater, Florida 33760 (whether one or more, the "Mortgagor" and, if more than one, the expression "Mortgagor" shall mean all mortgagors and each of them jointly and severally), to The Bank of Tampa, a Florida banking corporation, having an address of Post Office Box One, Tampa, Florida 33601 (together with any holder or holders of all or any part of the "Secured Indebtedness" [as defined below], the "Mortgagee").

ARTICLE ONE
DEFINITIONS

The following terms shall have the following meanings, unless the context clearly requires otherwise:

"Access Laws" shall mean the Americans with Disabilities Act of 1990 (42 U.S.C. §§ 12101, et seq.), as amended from time to time, the Fair Housing Amendments Act of 1988 (42 U.S.C. §§ 3601, et seq.), as amended from time to time, and all other federal, state or local laws, statutes, ordinances, rules, regulations, and orders relative to handicapped access.

"Affiliate" shall mean with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, (1) such Person or (2) any general partner of such Person; (ii) any other Person 5% or more of the equity interest of which is held beneficially or of record by (1) such Person or (2) any general partner of such Person, and (iii) any general or limited partner or member of (1) such Person or (2) any general partner of such Person. "Control" means the possession, directly or indirectly, of the power to cause the direction of the management of a Person, whether through voting securities, by contract, family relationship or otherwise.

“Blocked Persons List” shall mean the list of Specially Designated Nationals and Blocked Persons generated and maintained by OFAC, as it exists from time to time or at any time, together with any and all amendments or replacements thereto or thereof.

"Code" shall mean the Florida Uniform Commercial Code, as amended from time to time, Chapters 671 through 680, Florida Statutes.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Environmental Law" shall mean any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Mortgaged Property, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) ("CERCLA"), as amended from time to time, including without limitation, the Superfund Amendments and Reauthorization Act ("SARA"), and the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901, et seq.) ("RCRA"), as amended from time to time.

"Event of Default" shall have the meaning ascribed to said term in Section 5.01 hereof.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, and including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Executive Order 13224” shall mean Executive Order No. 13224, 66 Fed. Reg. 49709 (Sept. 25, 2001), as well as any supplement, amendment or replacement thereto or thereof.

“Extended Maturity Date” shall mean March 20, 2022.

"Hazardous Substance" shall mean one or more of the following substances: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, SARA, RCRA, the Toxic Substances Control Act, Federal Insecticide, Fungicide, and Rodenticide Act, and the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and in the regulations promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and (iv) any material, waste or substance which is: (a) asbestos; (b) polychlorinated biphenyls; (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317); (d) petroleum or petroleum distillate; (e) explosives; (f) radioactive materials; or (g) lead based paint.

"Improvements" shall mean all buildings, structures and improvements now or in the future on the Land.

“Initial Maturity Date” shall mean March 20, 2017.

"Interest Rate Protection Agreement" shall mean any agreement between Mortgagor and Mortgagee or any Affiliate of Mortgagee now existing or hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or forward foreign exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or any similar transactions, for the purpose of hedging Mortgagor's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (including any such or similar agreement or transaction entered into by Mortgagee or any Affiliate thereof in connection with any other agreement or transaction between Mortgagor and Mortgagee or any Affiliate thereof ).

"Land" shall mean the tract of real property described upon Exhibit "A" attached hereto.

"Leases" shall mean all present and future leases and agreements, written or oral, for the use or occupancy of any portion of the Mortgaged Property, and any renewals, extensions or substitutions thereof and any and all subleases thereunder.

“Loan Agreement” shall mean that certain Loan Agreement dated on or about the date hereof between Mortgagee and Mortgagor pursuant to which Mortgagee has made to Mortgagor and Mortgagor has borrowed from Mortgagee the principal sum of $3,592,000.00, as evidenced by the Note, and as the same may be amended, modified, restated or supplemented at any time or from time to time.

"Loan Documents" shall mean the Loan Agreement, theNote and this Mortgage, together with all documents, agreements, certificates, affidavits, loan agreements, security agreements, mortgages, collateral pledge agreements, assignments and contracts representing, evidencing or securing any or all of the Secured Indebtedness or executed in connection therewith, now or at any time, as the same may be amended, modified, restated or supplemented at any time or from time to time.

"Mortgaged Property" shall mean: (i) the Land and (a) the Improvements; (b) all estates, easements, interests, licenses, rights and titles of Mortgagor in and to or benefiting the Land; (c) all estates, easements, interests, licenses, rights and titles, if any, of Mortgagor in and to the real estate lying in all present or future roads and sidewalks, in front of, or adjoining, the Land, and in and to any strips or gores of real estate adjoining the Land; (d) all passages, waters, water rights, water courses, riparian rights, other rights appurtenant to the Land, as well as any after-acquired title, franchise or license, and the reversions and remainders thereof; and (e) all estates, easements, licenses, interests, rights and titles appurtenant or incident to the foregoing; (ii) the Personal Property; and (iii) all other estates, easements, licenses, interests, rights and titles which Mortgagor now has, or at any time hereafter acquires, in and to the Land, the Improvements, the Personal Property, and all property which is used or useful in connection therewith, including without limitation (a) all proceeds payable in lieu of or as compensation for loss or damage to any of the foregoing; (b) all awards for a taking or for degradation of value in any eminent domain proceeding involving any of the foregoing; and (c) the proceeds of any and all insurance (including without limitation, title insurance) covering the Land, the Improvements, the Personal Property, and any of the foregoing.

"Note" shall mean Mortgagor's Promissory Note, dated the same date as this Mortgage in the principal amount of $3,592,000.00, payable to the order of Mortgagee, and providing for maturity on the Initial Maturity Date unless the maturity is extended until the Extended Maturity Date, upon satisfaction of all of the terms and conditions for such extension as provided in the Loan Agreement, in which case it shall mature on the Extended Maturity Date, as the same may be amended, modified, restated, supplemented, renewed, decreased, increased or replaced at any time or from time to time.

"Obligations" shall mean (i) any and all of the indebtedness, liabilities, covenants, promises, agreements, terms, conditions, and other obligations of every nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, of Mortgagor to Mortgagee, evidenced by, secured by, under and as set forth in the Note, this Mortgage and the other Loan Documents; (ii) any and all other indebtedness, liabilities and obligations of every nature whatsoever (whether or not otherwise secured or to be secured) of Mortgagor (whether as maker, endorser, surety, guarantor or otherwise) to Mortgagee or any of Mortgagee's Affiliates, whether now existing or hereafter created or arising or now owned or howsoever hereafter acquired by Mortgagee or any of Mortgagee's Affiliates, whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured; (iii) any and all future advances under this Mortgage; (iv) any and all of the indebtedness, liabilities, covenants, promises, agreements, terms, conditions, and other obligations of any nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, of Mortgagor to Mortgagee under any Interest Rate Protection Agreements, including, without limitation, any and all unpaid accrued payments due Mortgagee, under any Interest Rate Protection Agreement, and/or the present value of future benefits lost by Mortgagee's nonreceipt of future payments in excess of corresponding future liabilities under any Interest Rate Protection Agreement; and (v) all expenses and costs, including without limitation attorneys' fees, incurred by Mortgagee in the preparation, execution, or enforcement of any document relating to any of the foregoing; provided, however, in any and all events, the term “Obligations” shall specifically exclude any and all Excluded Swap Obligations, which Excluded Swap Obligations shall not be deemed to be secured hereby.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Treasury Department or any successor.

"Organizational Documents" shall mean, as to any Person which is not a natural person, the documents and/or instruments creating and/or governing the formation or operation of such Person, including without limitation such documents required to be filed with any governmental authority having jurisdiction over the creation or formation of such Person and including without limitation, articles of incorporation, bylaws, shareholder agreements, voting trust agreements, articles of organization, operating agreements, management agreements, certificates of limited partnership, partnership agreements, statements of qualification, trust agreements or indentures or other agreements or instruments as appropriate for such Person.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended at any time or from time to time.

"Permitted Exceptions" shall mean the exceptions to title described upon Exhibit "B" attached hereto.

"Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

"Personal Property" shall mean the following, now owned or hereafter acquired by Mortgagor, and all accessories, attachments, additions, replacements, substitutes, products, proceeds, and accessions thereto or thereof: (i) all property, personal or otherwise, at any time attached to or incorporated into or used in or about the Land and/or Improvements, including, without limitation, all fixtures, building materials, inventory, furniture, appliances, furnishings, goods, equipment, and machinery and all other tangible personal property affixed, attached or related to such property or used in connection therewith, other than equipment otherwise financed by Mortgagor with lenders other Mortgagee in the ordinary course of Mortgagor’s business; (ii) all accounts, deposit accounts, inventory, instruments, chattel paper, documents, consumer goods, insurance proceeds, surveys, plans and specifications, drawings, permits, licenses, warranties, guaranties, deposits, prepaid expenses, contract rights, and general intangibles now, or hereafter related to, any of the Land and/or Improvements; (iii) all Rents and Leases; (iv) all other income or revenues of any kind now or hereafter derived from the operation of the Land and/or the Improvements, including without limitation overnight or other room rental charges, service fees and charges, and other fees for the use of all or any portion of the Mortgaged Property or any facilities thereon, or services provided thereon or therein, (v) all general intangibles relating to the development or use of the Land and/or Improvements, including but not limited to all governmental permits relating to construction on the Land and/or, all names under or by which the Land and/or Improvements may at any time be operated or known, and all rights to carry on the business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Land and/or Improvements; (vi) all water rights relating to the Land and/or Improvements that is owned by Mortgagor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Land and/or Improvements; and (vii) all proceeds and claims arising on account of any damage to or taking of the Land and/or Improvements or any part thereof, and all causes of action and recovery for any loss or diminution in the value of the Land and/or Improvements and all rights of the Mortgagor under any policy or policies of insurance covering the Land and/or Improvements or any Rents relating to the Land and/or Improvements and all proceeds, loss payments and premium refunds which may become payable with respect to such insurance policies.

“Prohibited Person” shall mean a Person who at any time: (i) is listed in the Annex to Executive Order 13224, (ii) listed on the Blocked Persons List; (iii) is a Person with whom Mortgagee is prohibited from doing business or entering into any transaction with pursuant to any law, regulation or order relating to terrorism or money laundering, including without limitation Executive Order 13224; or (iv) is an Affiliate of, or is controlled by, any Person described in clauses (i), (ii) and (iii) preceding.

"Rents" shall mean the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Mortgagor may now or hereafter become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Mortgaged Property, or any part thereof, including, without limitation, minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges (including monthly rental for parking spaces), tax and insurance premium contributions, and liquidated damages following default, premiums payable by any Lessee upon the exercise of any cancellation privilege provided for in any of the Leases, and all proceeds payable under any policy of insurance covering the loss of rent resulting from untenantability caused by destruction or damage of the Mortgaged Property, together with any and all rights and claims of any kind which Mortgagor may have against any Lessee or against any other occupants of the Mortgaged Property.

"Secured Indebtedness" shall mean: (i) all principal, interest, late charges, fees, premiums, expenses, obligations and liabilities of Mortgagor to Mortgagee arising pursuant to or represented by the Note;(ii) all indebtednesses, liabilities, and obligations arising under this Mortgage or under any other Loan Documents; (iii) all Obligations; and (iv) any and all renewals, increases, extensions, modifications, rearrangements, or restatements of the Note or all or any part of the loans, advances, future advances, indebtednesses, liabilities, and obligations described or referred to herein together with all costs, expenses, and attorneys' fees incurred in connection with the enforcement or collection thereof.

“Swap Obligation” shall mean any obligation under or in connection with an Interest Rate Protection Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

ARTICLE TWO
GRANT; WARRANTY OF TITLE

For good and valuable consideration, including the loan evidenced by the Note, and in order to secure the Secured Indebtedness, Mortgagor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, MORTGAGE, AND CONVEY unto Mortgagee, and Mortgagee's successors and assigns, the Mortgaged Property, subject to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, hereditaments, and appurtenances thereto, for the use and benefit of Mortgagee, forever. CONDITIONED, however, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee the Secured Indebtedness, then these presents shall cease and be void, otherwise these presents shall remain in full force and effect. Mortgagor for Mortgagor and Mortgagor's successors, hereby agrees to warrant and forever defend, all and singular, good and marketable unencumbered fee simple title to the Mortgaged Property unto Mortgagee, and Mortgagee's successors or assigns, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by any person who may acquire title to the Mortgaged Property pursuant to such foreclosure.

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES AND COVENANTS

3.01 Representations and Warranties. Mortgagor represents and warrants to Mortgagee as follows:

(a) Authority, etc. Mortgagor is a corporation duly formed, validly existing and in good standing under the laws of its state of organization and its Organizational Documents and is duly qualified to transact business within the State of Florida; Mortgagor has all requisite power and authority to own, lease and operate its properties, including without limitation the Mortgaged Property; Mortgagor has full and lawful authority and power to execute, acknowledge, deliver, and perform this Mortgage and the other Loan Documents and the Loan Documents constitute the legal, valid, and binding obligations of Mortgagor and any other party thereto, enforceable against Mortgagor and such other parties in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally; and neither the execution and delivery of the Loan Documents, nor performance of or compliance with the terms thereof, will contravene or conflict with any law, statute or regulation to which Mortgagor is subject or any judgment, license, order or permit applicable to Mortgagor or any Organizational Document, indenture, mortgage, agreement or other instrument to which Mortgagor is a party or by which Mortgagor or the Mortgaged Property may be bound or subject.

(b) Place of Business. Mortgagor’s principal place of business, chief executive office, location of its account records, mailing address and address for notices hereunder is set forth in the preamble hereof.

(c) Title. Mortgagor is the owner of good and marketable title to the Mortgaged Property, subject only to the Permitted Exceptions; Mortgagor has not previously sold, assigned, transferred or granted a lien or encumbrance in, and no liens or encumbrances exist in, the Mortgaged Property, or any part thereof.

(d) Access. The Mortgaged Property has full and free access to and from public streets and utilities' services and connections as are necessary for the occupancy and operation thereof.

(e) Conflicts. Neither the execution and delivery of the Loan Documents, nor consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or conflict with any provision of law, statute or regulation to which Mortgagor is subject or any judgment, license, order or permit applicable to Mortgagor or any indenture, mortgage, deed of trust, agreement or other instrument to which Mortgagor is a party or by which Mortgagor or the Mortgaged Property may be bound, or to which Mortgagor or the Mortgaged Property may be subject.

(f) Information Provided. To the best of Mortgagor’s knowledge, all reports, statements, financial statements, cost estimates and other data, furnished by or on behalf of Mortgagor including, without limitation, any maps of survey, plans and specifications, and commitments for title insurance are true and correct in all material respects.

(g) Defaults. No event has occurred and is continuing which constitutes an Event of Default or would, with the lapse of time or giving of notice or both, constitute an Event of Default.

(h) Taxes. All taxes, assessments and other charges levied against the Mortgaged Property and currently payable have been paid in full.

(i) Leases. Mortgagor has duly and punctually performed all and singular its obligations under any existing Leases up to the date hereof and, to Mortgagor’s knowledge, no default currently exists under any such existing Lease.

(j) Commercial Loan. The Secured Indebtedness constitutes a contract under which credit is extended for business, commercial, investment, or other similar purpose, and is not for personal, family, household or agricultural use.

(k) No Casualty. The Mortgaged Property is not now damaged or injured as a result of any casualty.

(l) Priority of Security Interest. The security interests created pursuant to the terms of the Loan Documents (to the extent that they create security interests) are valid and subsisting security interests constituting first priority security interests in and to the collateral identified therein, subject to the Permitted Exceptions, all as more fully provided in the Loan Documents.

(m) Zoning. The Mortgaged Property is shown on the applicable zoning map as being zoned for a classification that permits the use of theImprovements and, except as expressly disclosed to Mortgagee in writing as of the date hereof, there are no conditional governmental permits relating to the use of the Mortgaged Property or any such Improvements.

(n) Permits. Except as expressly disclosed to Mortgagee in writing as of the date hereof, Mortgagor has obtained, and paid the fees for, all governmental permits and licenses necessary for the use and operation of the Mortgaged Property.

(o) Compliance with Governmental Regulations. To the Mortgagor’s knowledge, there are no material violations of governmental laws or regulations that pertain to the Mortgaged Property, and the existing Improvements do not violate any applicable building, fire or zoning codes or regulations of any governmental agencies having jurisdiction thereof.

(p) No Adverse Change. There has been no material adverse change in the financial condition of the Mortgagor since the date of application for the loan evidenced by the Note, nor has any portion of the Mortgaged Property been taken by eminent domain or condemned.

(q) No Possessory Interests. Except for tenants under written Leases approved by Mortgagee, no Person has any possessory interest in the Mortgaged Property or right to occupy any portion thereof.

(r) Legal Proceedings. There are no claims, suits or other legal proceedings, pending or, to the actual knowledge of Mortgagor, on the date hereof, threatened against Mortgagor before any court or tribunal, which, if adversely determined, could (1) result in a judgment in money damages, or a fine or penalty against Mortgagor or the Mortgaged Property, (2) impair Mortgagor's ability to perform its obligations under the Loan Documents, (3) impair Mortgagor's ability to use or occupy any Improvements, or (4) reduce Mortgagor's income.

(s) Utilities. All utilities required by law or required for use and operation of the Mortgaged Property are available in sufficient capacity to meet the needs of the existing Improvements, and all lines for such utilities run either from publicly dedicated streets or, in the event they run through or over private property, there exist properly recorded easements which run with the land within which same run.

(t) Access Laws. To Mortgagor’s knowledge, the Improvements arein compliance with all Access Laws applicable to the Mortgaged Property.

(u) Bankruptcy. There are no actions, whether voluntary or involuntary, pending or threatened under the United States Bankruptcy Code in which Mortgagor is a "debtor".

(v) Patriot Act. Mortgagor is not a Prohibited Person and Mortgagoris in full compliance with all applicable, orders, rules, or regulations promulgated under or in connection with Executive Order 13224 and/or the Patriot Act.

(w) Tax Liability. Mortgagor has filed all required federal, state and local tax returns and has paid all taxes due (including interest and penalties, but subject to lawful extensions disclosed to Mortgagee in writing) other than taxes being promptly and actively contested in good faith and by appropriate proceedings. Mortgagor is maintaining adequate reserves for tax liabilities (including contested liabilities) in accordance with generally accepted accounting principles or in accordance with such other principles or methods as are reasonably acceptable to Mortgagee.

3.02 Covenants. So long as this Mortgage shall remain in effect, Mortgagor covenants and agrees with Mortgagee as follows:

(a) Payment of Obligations. Mortgagor shall pay as and when due all amounts owing on the Obligations, including without limitation the Secured Indebtedness.

(b) Other Loan Documents. Mortgagor shall perform all covenants, agreements and undertakings required of Mortgagor under the other Loan Documents, as and when required thereunder.

(c) Taxes. Mortgagor shall pay all lawful taxes and assessments as to any of the Mortgaged Property, and shall furnish to Mortgagee evidence satisfactory to Mortgagee of the timely payment of such taxes and assessments; provided, however, Mortgagor shall not be required to pay any such tax or assessment if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate legal proceedings and appropriate cash reserves therefor have been deposited with Mortgagee in an amount equal to the amount being contested plus a reasonable additional sum to cover costs, legal fees and expenses, interest and penalties.

(d) Insurance.

(i) Type and Amounts. Mortgagor shall maintain or cause to be maintained, to promptly pay, on or before the same becoming due, all premiums relative to, shall provide Mortgagee with evidence of such coverages as Mortgagee shall require with respect to, and shall name Mortgagee as an additional insured, loss payee and/or mortgagee, as appropriate, under, the following policies of insurance as and when required below, which must be carried with insurers approved by and acceptable to Mortgagee, in its sole discretion: (i) an "all risk" policy of insurance insuring against loss or damage by fire, casualty and other hazards as now are or subsequently may be covered by an "all risk" policy of insurance including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft, lightning, hail, windstorm, and explosion; (ii) comprehensive general public liability insurance covering occurrences that may arise in the Mortgaged Property, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom), and containing minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate; (iii) workers' compensation insurance sufficient to meet all statutory requirements, as may be amended from time to time; (iv) if any of the Mortgaged Property is located in an area designated as a special flood hazard area, insurance against flood hazards in the maximum amounts available under the National Flood Insurance Program; and (v) such other coverages as Mortgagee may from time to time or at any time require. All policies of insurance required hereunder shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds.

(ii) Requirements as to Policies. All policies of insurance required hereunder are (1) to be issued by companies approved by Mortgagee and either licensed to transact business in the State of Florida, or obtained through a duly authorized surplus line insurance agent or otherwise in conformity with the laws of such state, with a claims paying ability rating of "A" or better by Standard & Poor's Ratings Group or a rating of "A:X" or better in the current Best's Insurance Reports, (2) to contain the standard New York mortgagee non-contribution clause naming Mortgagee as the Person to which all payments made by such insurer shall be paid, (3) to be maintained so long as the Secured Indebtedness remains unpaid without cost to Mortgagee, and (4) to provide that Mortgagee shall receive at least thirty (30) days prior written notice of any modification, termination or cancellation.

(iii) Delivery of Policies. Mortgagor shall cause the originals or duplicate originals of each policy required hereunder to be delivered to Mortgagee.

(iv) Payment of Premiums. Mortgagor shall pay, or cause to be paid, all insurance premiums at least thirty (30) days before such premiums become due and shall furnish Mortgagee satisfactory proof of such timely payments and shall deliver all renewal policies to Mortgagee at least thirty (30) days prior to the expiration of each expiring policy.

(v) Review of Values. Upon the written request of Mortgagee, Mortgagor shall increase the amount of insurance covering the Mortgaged Property to its then full insurable value.

(e) Notice of Casualty. Mortgagor shall immediately deliver written notice to Mortgagee of any casualty loss affecting the Mortgaged Property that would cost more than $10,000.00 to repair or replace.

(f) Compliance with Laws. Mortgagor shall comply with all governmental laws, ordinances, rules, and regulations applicable to the Mortgaged Property and its ownership, use, and operation, and shall comply with all, and not violate any, easements, restrictions, agreements, covenants, and conditions with respect to or affecting the Mortgaged Property, or any part thereof.

(g) Condition of Mortgaged Property. Mortgagor shall maintain, preserve, and keep the Mortgaged Property in good repair and condition at all times and from time to time.

(h) Payments for Labor and Materials. Mortgagor shall pay promptly all bills for labor, materials and equipment incurred in connection with the Mortgaged Property, and shall never permit to be fixed against the Mortgaged Property, or any part thereof, any lien, even though inferior to the liens and security interests hereof, for any such bill which may be legally due and payable; provided, however, Mortgagor shall not be required to pay any such bill if the amount, applicability or validity thereof is being contested in good faith by appropriate legal proceedings and Mortgagor has furnished to Mortgagee a bond in form and substance acceptable to Mortgagee with corporate surety satisfactory to Mortgagee, or other security satisfactory to Mortgagee, and sufficient such that the contested lien shall be transferred from the Mortgaged Property to such bond.

(i) Further Assurances. Mortgagor shall execute and deliver forthwith to Mortgagee, at any time and from time to time upon request by Mortgagee, any and all additional instruments (including, without limitation, deeds of trust, mortgages, security agreements, assignments, and financing statements) and further assurances, and to do all other acts and things at Mortgagor's expense, as may be necessary or proper, in Mortgagee's reasonable opinion, to effect the intent of these presents, to more fully evidence and to perfect, the rights, titles and Liens, herein created or intended to be created hereby and to protect the rights of Mortgagee hereunder.

(j) Prohibition Against Liens. Without the prior written consent of Mortgagee, Mortgagor shall not create, incur, permit or suffer to exist in respect of the Mortgaged Property, or any part thereof, any other or additional lien on a parity with or superior or inferior to the liens and security interests hereof; provided, however, if any such lien now or hereafter affects the Mortgaged Property or any part thereof, Mortgagor covenants to timely perform all covenants, agreements and obligations required to be performed under or pursuant to the terms of any instrument or agreement creating or giving rise to such lien.

(k) Conveyance; Due On Sale. Without the prior written consent of Mortgagee, in Mortgagee's sole and absolute discretion (i.e., such consent may be withheld for any reason or for no reason whatsoever), Mortgagor shall not sell or otherwise dispose (which shall include any installment sales contract or agreement for deed, lease-option agreement, ground lease, or lease under which the tenant does not occupy any portion of the Mortgaged Property) of the Mortgaged Property, or any part thereof, nor shall it permit the change in control in Mortgagor or any Person comprising Mortgagor that results in a material change in the identity of the Person(s) in control of such entity. In the event of the violation of any of the foregoing, Mortgagee may, at its election, declare the entire Secured Indebtedness to be immediately due and payable, without notice to Mortgagor (which notice Mortgagor hereby expressly waives); and upon such declaration, the entire Secured Indebtedness shall be immediately due and payable, anything contained in any Loan Document to the contrary notwithstanding, and the Mortgagee shall have such options as are provided herein and the Loan Documents. Mortgagee shall not be required to demonstrate any actual impairment of its security in order to exercise such option. The provisions hereof shall be operative with respect to, and be binding upon, any Persons who shall acquire any part or interest in or encumbrance upon the Mortgaged Property, or any interest in the Mortgagor. Any waiver by the Mortgagee of the provisions hereof shall not be a waiver of the right of the Mortgagee in the future to insist upon strict compliance with the provisions hereof.

(l) Annual Financial Statements. Mortgagor shall deliver to Mortgagee financial statements and other financial information as and when required pursuant to the terms of the Loan Agreement.

(m) Additional Reports and Information. Mortgagor shall also deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee and within ten (10) days of Mortgagee's request therefor from time to time, (a) copies of all financial statements and reports that Mortgagor sends to its shareholders (if Mortgagor is a corporation), its partners (if Mortgagor is a partnership or joint venture) or to its members (if Mortgagor is a limited liability company), (b) copies of all reports which are available for public inspection or which Mortgagor is required to file with any governmental authority, and (c) all other information relating to Mortgagor, the Mortgaged Property or the Secured Indebtedness reasonably required by Mortgagee from time to time.

(n) Tax on Liens. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage, or upon any rights, titles, liens, or security interests created hereby, or upon the Secured Indebtedness, or any part thereof, Mortgagor shall pay immediately all such taxes to the extent permitted by law; provided that, if it is unlawful for Mortgagor to pay such taxes, then Mortgagor shall, if Mortgagee so requires, prepay the Secured Indebtedness in full within sixty (60) days after demand therefor by Mortgagee.

(o) Inspections. During all business hours, Mortgagor shall allow any representative of Mortgagee to inspect the Mortgaged Property, and all books and records of Mortgagor, and to make and take away copies of such books and records. Mortgagor shall maintain complete and accurate books and records in accordance with good accounting practices.

(p) Removal of Personalty. Mortgagor shall not cause or permit any of the Personal Property to be removed from Mortgaged Property, except items of Personal Property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to, or greater than, the replaced items when new.

(q) Expenses. Mortgagor shall promptly pay and hold Mortgagee harmless from all appraisal fees, survey fees, recording fees, abstract fees, title policy fees, escrow fees, attorneys' fees, and all other costs of every kind incurred by Mortgagee in connection with the Secured Indebtedness, the collection thereof and the exercise by Mortgagee of its rights and remedies hereunder and under the other Loan Documents. Additionally, Mortgagor agrees to reimburse Mortgagee of the cost of periodic field examinations of the Mortgagor’s books and records at such intervals as Mortgagee may require.

(r) Mortgagee's Right to Make Certain Payments. In the event Mortgagor fails to pay and/or discharge the taxes, assessments, liens, levies, liabilities, obligations and encumbrances, or fails to keep the Mortgaged Property insured or to deliver the policies, premiums paid or fails to repair the Mortgaged Property as herein agreed, Mortgagee is hereby authorized at its election to pay and/or discharge, the taxes, assessments, liens, levies, liabilities, obligations and encumbrances or any part thereof, to procure and pay for such insurance or to make and pay for such repairs, without any obligation on its part to determine the validity and/or necessity thereof, and without Mortgagee waiving or affecting any option, lien, equity or right under or by virtue of this Mortgage; Mortgagee shall endeavor to provide written notice of Mortgagee’s intention to take make any such payment or otherwise take any such action but shall not be required to do so as a condition of making any such payment or taking any such action. The full amount of each and every such payment made by the Mortgagee shall be immediately due and payable by Mortgagor and shall bear interest from date thereof until paid at the default rate set forth in the Note and together with such interest, shall be secured by the lien of this Mortgage. Nothing herein contained shall be deemed as requiring Mortgagee to advance or spend monies for any of the purposes mentioned in this paragraph.

(s) Obligations Under Personal Property; Governmental Approvals; and Contracts. Mortgagor shall perform fully all obligations imposed upon Mortgagor by the agreements and instruments constituting part of the Personal Property (including, without limitation, the Leases), all governmental approvals, licenses or permits relative to the use and occupancy of the Improvements, and shall maintain and keep all of the foregoing in full force and effect.

(t) Alterations. Mortgagor shall make no material alterations in the Mortgaged Property, except as required by law or municipal ordinance, without Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed provided that such alterations shall not have any materially adverse effect on the value or use of the Mortgaged Property.

(u) Payment of Utilities Mortgagor shall pay promptly all charges for utilities or services related to the Mortgaged Property.

(v) Patriot Act Compliance. Mortgagor shall not, and shall use commercially reasonable efforts to ensure that any Affiliate of Mortgagor shall not: (i) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including without limitation knowingly making or receiving any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order 13224 or the Patriot Act. On request from time to time by Mortgagee, Mortgagor shall promptly deliver to Mortgagee any such certification or other evidence as Mortgagee shall reasonably require confirming that, to Mortgagor’s knowledge, no violation of this subsection shall have occurred.

(w) Forfeiture. Mortgagor shall not commit, permit or suffer any act, omission or circumstance which would afford any federal, state or local government, or agency thereof, the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of the Obligations. In furtherance thereof, Mortgagor hereby agrees to, and does, indemnify, defend and hold Mortgagee harmless of, from and against any loss, damage or injury by reason of any such forfeiture as a result of Mortgagor’s breach of the foregoing covenants.

(x) Access Laws. Mortgagor shall strictly comply at all times, to the extent required thereby, with all Access Laws.

(y) Appraisals. Mortgagor shall pay for and cooperate with Mortgagee in obtaining an appraisal of the Mortgaged Property when required by the regulations of the Federal Reserve Board or the Federal Deposit Insurance Corporation or any other governmental agency or regulator having jurisdiction over Mortgagee or at such other times as the Mortgagee may reasonably require. Such appraisals shall be performed by an independent third party appraiser selected by Mortgagee. The cost of such appraisals shall be paid by Mortgagor within ten (10) days of receiving an invoice therefor.

ARTICLE FOUR
ENVIRONMENTAL MATTERS

4.01 Representations and Warranties. Mortgagor represents and warrants to Mortgagee as follows: (i) to the best of Mortgagor’s knowledge, neither the Mortgaged Property nor the Mortgagor is in violation of or subject to any existing, pending or threatened investigation by any governmental authority under any Environmental Law; (ii) except as otherwise disclosed in a separate Environmental Indemnity Agreement dated on or about the date hereof from Mortgagor in favor of Mortgagee, Mortgagor has not and is not required by any Environmental Law to obtain any permits or license to construct or use any improvements, fixtures or equipment forming a part of the Mortgaged Property; (iii) Mortgagor has made diligent inquiry into previous uses and ownership of the Mortgaged Property, and has determined that no Hazardous Substance has been disposed of or released on or to the Mortgaged Property; (iv) Mortgagor's prior, current and intended future use of the Mortgaged Property will not result in the disposal or release of any Hazardous Substance on or to the Mortgaged Property except as permitted by applicable law.

4.02 Environmental Matters. Mortgagor shall not use, generate, manufacture, store, release, discharge, or dispose of on, under, or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so except under conditions permitted by applicable laws (including all Environmental Laws). Mortgagor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law. Mortgagor shall give prompt written notice to Mortgagee of: (i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Mortgaged Property or the migration thereof from or to other property; (ii) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law. Mortgagor shall provide to Mortgagee copies, contemporaneously with filing same, of all reports, inventories, notices or other forms filed or submitted to the Environmental Protection Agency, or any state or local agency having responsibility for overseeing or enforcing any Environmental Laws. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the ”Remedial Work") is reasonably necessary under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or future presence or release of a Hazardous Substance, Mortgagor shall within such period of time as may be required under any applicable law, regulation, order or agreement, commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by competent contractors. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, but not limited to, Mortgagee's reasonable attorneys' fees and costs incurred in connection with review of such Remedial Work. In the event Mortgagor shall fail to diligently prosecute to completion such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Secured Indebtedness.

4.03 Environmental Indemnity. Mortgagor shall protect, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Mortgaged Property whether known or unknown, fixed or contingent, occurring prior to the termination of this Mortgage, including, but not limited to: (i) all foreseeable consequential damages; and (ii) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the release of the lien of this Mortgage, or the extinguishment of the lien by foreclosure or action in lieu thereof, and this covenant shall survive such release or extinguishment.

ARTICLE FIVE
EVENTS OF DEFAULT; REMEDIES

5.01 Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

(a) the failure to make any payment of principal and/or interest on the Secured Indebtedness or any other obligation of Mortgagorto Mortgagee (i) within ten (10) days of when due, as to any regular payment, and/or (ii) when due as to any payment due on demand, at maturity or by acceleration;

(b) if any representation or warranty of Mortgageein any of this Mortgage, the Loan Agreement, the other Loan Documents, any endorsement, any guaranty, or in any certificate or statement furnished at any time thereunder or in connection therewith proves to be untrue or misleading in any material respect when made or furnished;

(c) default which is not otherwise the subject of any other provision of this paragraph shall occur in the performance of any of the covenants or agreements of Mortgagorcontained in the Note, the Loan Agreement, this Mortgage, or any other Loan Document and such default is not capable of being cured, or if capable of being cured shall continue uncured to the reasonable satisfaction of Mortgagee for a period of forty-five (45) days after written notice thereof from Mortgagee to Mortgagor, or such other lesser or greater period of time, if any, with or without notice as specifically set forth in the applicable document or instrument; provided, however, in the event that such default is capable of being cured but not within forty-five (45) days, or such other greater or lesser curative period with respect to the particular default, Mortgagor shall have such additional time, not to exceed an additional fifteen (15) days within which to cure such default, provided that it commences such cure within the original curative period therefor and thereafter diligently prosecutes the same to completion;

(d) the commencement of a proceeding by or against Mortgagor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of Mortgagor or the merger or consolidation of Mortgagor with or into another entity, and in the case of an involuntary proceeding only the same is not dismissed within sixty (60) days from the date of filing thereof;

(e) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against Mortgagor, and in the case of an involuntary proceeding only the same is not dismissed within sixty (60) days from the date of filing thereof

(f) the failure of Mortgagor to timely deliver such financial statements and other statements of condition or other information, as required by the Loan Agreementor as Mortgagee shall request from time to time;

(g) the entry of a judgment against Mortgagor which Mortgagee deems to be of a material nature, in Mortgagee's sole discretion, which is not released or satisfied within forty-five (45) days of the entry thereof;

(h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of Mortgagor, including without limitation the Mortgaged Property;

(i) should Mortgagee’s liens, mortgages or security interests, including without limitation this Mortgage, in any of the collateral for the Note, including without limitation the Mortgaged Property, become unenforceable, or cease to be first priority liens, mortgages or security interests;

(j) the determination by Mortgagee that a material adverse change has occurred in the financial condition of Mortgagor;

(k) the failure of Mortgagor's business to comply with any law or regulation controlling its operation which has a material adverse effect on Mortgagor, its business or the Mortgaged Property; or

(l) condemnation or taking by eminent domain of all or any material part (as determined by Mortgagee in its sole discretion) of the Mortgaged Property.

5.02 Remedies of Mortgagee. Upon the occurrence of any Event of Default, the Mortgagee may immediately do any one or more of the following:

(a) Declare the outstanding principal amount of the Note and the interest accrued thereon, and all other sums comprising the Secured Indebtedness, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, notice or presentment for payment.

(b) Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term hereof or any other right; (ii) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the judgment or decree of the court or courts of competent jurisdiction; (iii) to collect all Rents, issues, profits, revenues, income, proceeds or other benefits from the Mortgaged Property; (iv) to seek appointment of a receiver; (v) to enter upon and take possession of the Mortgaged Property and to collect all Rents, issues, profits, revenues, income or other benefits thereof and apply the same as the court may direct and such receiver shall have all rights and powers permitted under law; (vi) to pursue any other remedy available to it, including, but not limited to, taking possession of the Mortgaged Property without notice or hearing to Mortgagor; (vii) to make repairs, alterations, additions and improvements to the Mortgaged Property for the purpose of preserving it or its value; or (viii) to surrender all insurance policies. Mortgagee shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both as Mortgagee may determine.

(c) Pursue any and all remedies available under the Code, it being agreed that ten (10) days' notice as to the time, date and place of any proposed sale shall be reasonable.

(d) Exercise any and all rights or other remedies as contained in the other Loan Documents.

5.03 Remedies Cumulative. The rights of Mortgagee and its successors and assigns hereunder or under any other Loan Document, shall be separate, distinct and cumulative of other powers and rights herein granted and all other rights which Mortgagee may have in law or equity, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of indebtedness, enforcement of rights under mortgages, and preservation of security as provided at law. No act of Mortgagee or its successors or assigns, shall be construed as an election to proceed under any one provision to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

ARTICLE SIX
SECURITY AGREEMENT

6.01 Grant and Perfection of Security Interest. Mortgagor hereby transfers, assigns, delivers and grants to Mortgagee a security interest in and right of set-off against the Personal Property as security for payment of the Secured Indebtedness. Mortgagor hereby authorizes Mortgagee to file in each and every jurisdiction as Mortgagee shall determine one or more financing statements (or a photocopy of this Mortgage in substitution for a financing statement), continuation statements or amendments thereto as Mortgagee shall at any time or from time to time determine, and otherwise containing such information as is required or is permissible to be contained in a financing statement filed pursuant to Article 9 of the Code. Mortgagor shall have possession of the Personal Property, except to the extent otherwise expressly provided in this Mortgage or where Mortgagee elects, in its sole and absolute discretion, to perfect its security interest by possession in addition to or instead of filing of a financing statement. To the extent that any Personal Property is in the possession of a third party, Mortgagor agrees that it shall join with Mortgagee, and take such other steps as Mortgagee shall require, in notifying, but also hereby authorizes Mortgagee to directly notify without Mortgagor's joinder, the third party of Mortgagee's security interest and obtaining an acknowledgment in such form or forms as Mortgagee shall require from the third party that it is holding the Personal Property or such portion as is held by the third party for the benefit of the Mortgagee and subject to the security interest granted herein and the operation of this Mortgage. Mortgagor agrees that it shall join with Mortgagee, and take such other steps as Mortgagee shall require, in obtaining "control" of any Investment Property, Deposit Accounts, Letter of Credit Rights or Electronic Chattel Paper (as such terms are defined in the Code) forming any part of the Personal Property, with any agreements establishing control to be in form and substance satisfactory to Mortgagee.

6.02 Notice of Change in Location. Mortgagor covenants and agrees that in the event that the state of its "location," as used in the Code, shall change from its "location" existing as of the date hereof, Mortgagor shall notify Mortgagee in writing within fifteen (15) days thereof and shall further provide to Mortgagee the state of its location and shall take all such actions as are required in order to perfect or continue the perfection of Mortgagee's security interest in the Personal Property.

6.03 Assignment of Non-Code Personal Property. To the extent that any of the Personal Property is not subject to the Code, Mortgagor hereby assigns to Mortgagee all of Mortgagor's right, title, and interest in and to the Personal Property to secure the Secured Indebtedness, together with the right of set-off with regard to such Personal Property (or any part hereof). Release of the lien of this Mortgage shall automatically terminate this assignment.

ARTICLE SEVEN
ASSIGNMENT OF RENTS

7.01 Assignment. Mortgagor does hereby grant, transfer and assign unto Mortgagee (i) the Leases; (ii) any and all guaranties of payment or performance of the obligations of any lessee under any Leases; and (iii) all Rents or issues from the Mortgaged Property; provided, however, that Mortgagee hereby grants to Mortgagor a license to collect and receive all Rents, which license shall be revocable by notice from Mortgagee to Mortgagor at any time after the occurrence and during the continuation of an Event of Default.

7.02 No Liability on Mortgagee. Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from Mortgagee's failure to let the Mortgaged Property, or any part thereof, after an Event of Default or from any other act or omission of Mortgagee in managing the Mortgaged Property, or any part thereof. Mortgagee shall not be obligated to perform or discharge, any obligation, duty or liability under the Leases and Mortgagor shall indemnify Mortgagee for, and hold Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Mortgagee incur any such liability under the Leases or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, and upon the failure of Mortgagor to do so Mortgagee may, at its option, declare the Secured Indebtedness immediately due and payable.

7.03 Covenants Regarding Leases. With respect to the Leases from time to time or at any time existing, Mortgagor shall (i) appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Leases, (ii) not receive or collect any Rents from any of the Leases for a period of more than one (1) month in advance, (iii) not waive, discount, set-off, compromise, or in any manner release or discharge any lessee, of and from any obligations, covenants, conditions and agreements by such lessee under its Lease, (iv) not terminate or consent to any surrender of any Lease, or modify or in any way alter the terms thereof, without the prior written consent of Mortgagee, and shall use all reasonable efforts to maintain each of the Leases in full force and effect during the term of this Mortgage, (v) not subordinate any Lease to any mortgage or other encumbrance (other than the lien of this Mortgage), and (vi) shall (A) obtain Mortgagee's approval as to the form and substance of each Lease or amendment thereto, (B) deliver to Mortgagee, true and complete copies of the Leases and any amendments thereto, (C) not enter into any oral leases or any side agreements with respect to a Lease with any Lessee, except upon notice to and approval in writing by Mortgagee, (D) not execute any Lease except for actual occupancy by the lessee thereunder, and (E) from time to time upon request of Mortgagee, furnish to Mortgagee a written certification signed by Mortgagor describing all then existing Leases and the names of the tenants and Rents payable thereunder.

ARTICLE EIGHT
MISCELLANEOUS

8.01 Marshaling. Mortgagor hereby waives all rights of marshaling in the event of any foreclosure of the liens hereby created.

8.02 Reserve for Taxes and Insurance. Upon notification from Mortgagee, Mortgagor shall create a fund or reserve for the payment of all ground rentals, insurance premiums, taxes, and assessments against the Mortgaged Property by paying the Mortgagee, contemporaneously with each installment of principal and interest on the Note, a sum equal to the rentals payable by Mortgagor to any lessor of the Mortgaged Property, or any part thereof, plus the premiums that will become due and payable on the insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Mortgagee, less all sums paid previously to Mortgagee therefor, divided by the number of installments of principal and/or interest to elapse before one month prior to the date when such ground rentals, premiums, taxes, and assessments will become delinquent, such sums to be held by Mortgagee, without interest, for the purposes of paying such ground rentals, premiums, taxes, and assessments. Prior to the occurrence of an Event of Default, Mortgagee shall apply such sums to the payment of such ground rentals, premiums, taxes and assessments. After the occurrence and during the continuation of an Event of Default, Mortgagee may, in its sole discretion, apply such sums to the payment of such expenses or to the Secured Indebtedness. Any excess reserve shall, at the discretion of Mortgagee, be credited by Mortgagee on subsequent payments to be made on the Secured Indebtedness by Mortgagor, and any deficiency shall be paid by Mortgagor to Mortgagee on or before the date when such ground rentals, premiums, taxes, and assessments, shall have become delinquent.

8.03 Condemnation and Eminent Domain. Mortgagee shall be entitled to receive any and all sums which may be awarded or become payable to Mortgagor for the condemnation of, or taking upon exercise of the right of eminent domain with respect to, any of the Mortgaged Property or as a result of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for damages caused by public works or construction on or near the Mortgaged Property. Mortgagor shall give immediate written notice to Mortgagee of any such proceedings affecting the Mortgaged Property, and shall afford Mortgagee an opportunity to participate in any proceeding or settlement of awards with respect thereto. All sums are hereby assigned to Mortgagee, and Mortgagor shall, upon request of Mortgagee, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Mortgagee to collect and receipt for any such sums. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums so collected shall be applied by Mortgagee, first, to the expenses, if any, of collection, and then to the Secured Indebtedness, and if any sums then be remaining then to Mortgagor.

8.04 Insurance Proceeds. Mortgagee is authorized and empowered to collect and receive the proceeds of any and all insurance that may become payable with respect to any of the Mortgaged Property, which shall be payable by the insurer thereunder jointly to Mortgagor and Mortgagee. In event of any casualty loss, Mortgagor shall give immediate notice by mail to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payments for such loss directly to Mortgagee instead of to Mortgagor or to Mortgagor and Mortgagee jointly. The insurance proceeds or any part hereof may be applied by Mortgagee at its option, after deducting therefrom all its expenses including attorneys' fees, either to reduction of the Secured Indebtedness or the restoration or repair of the property damaged. Mortgagee is hereby authorized, at its option, to settle and compromise any claims, awards, damages, rights of action and proceeds, and any other payment or relief under any insurance policy. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Secured Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

8.05 Illegality. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, the legality, validity, and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Mortgage a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.06 Counterparts. This Mortgage may have simultaneously been executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original.

8.07 Exhibits. All exhibits attached hereto are by this reference made a part hereof.

8.08 Indemnity. Mortgagor hereby agrees to indemnify and hold Mortgagee harmless from and against, any and all losses, damages, claims, costs, penalties, causes of action, liabilities and expenses, including court costs and attorneys' fees, howsoever arising (including, without limitation, for injuries to or deaths of persons and damage to property), from or incident to the ownership of the Mortgaged Property and development, use, possession, maintenance, management, and construction.

8.09 Singular; Plural. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

8.10 Headings. The captions, headings, and arrangements used in this Mortgage are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

8.11 Notices. Whenever this Mortgage requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given when personally delivered or deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the address set forth in the preamble hereof (or at such other address as may have been designated by written notice).

8.12 Governing Laws. The substantive laws of the State of Florida shall govern the validity, construction, enforcement, and interpretation of this Mortgage, and the other Loan Documents, unless otherwise specified therein.

8.13 Time of Essence. Time is of the essence of this Mortgage.

8.14 Fixture Filing. This Mortgage shall also constitute a security agreement with respect to the Personal Property and a "fixture filing" for purposes of the Code. Portions of the Personal Property are or may become fixtures. Information concerning the security interests herein granted may be obtained at the addresses stated in the preamble hereof.

8.15 Financing Statement. Mortgagee shall have the right at any time to file this Mortgage as a financing statement, but the failure to do so shall not impair the validity and enforceability of this Mortgage in any respect whatsoever. A carbon, photographic, or other reproduction of this Mortgage, or any financing statement relating to this Mortgage, shall be sufficient as a financing statement.

8.16 Entire Agreements; Amendments. This Mortgage, the Note and the other documents executed in connection herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Mortgage cannot be amended except by agreement in writing by the party against whom enforcement of the amendment is sought.

8.17 No Right of Setoff. No setoff or claim that Mortgagor may now or in the future have against Mortgagee shall relieve or excuse Mortgagor from paying the installments under the Note or performing any other obligation secured hereby when the same is due.

8.18 Mortgagee Liability. Mortgagee shall not be liable for any error of judgment or act done by Mortgagee in good faith, or be otherwise responsible or accountable to Mortgagor under any circumstances whatsoever, nor shall Mortgagee be personally liable in case of entry by Mortgagee, or anyone entering by virtue of the powers herein granted, upon the Mortgaged Property or for debt contracted or for damages incurred in the management or operation of the Mortgaged Property. Mortgagee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Mortgagee hereunder, believed by Mortgagee in good faith to be genuine.

8.19 Right to Modify. Without affecting the obligation of Mortgagor to pay and perform as herein required, without affecting the personal liability of any person for payment of the Obligations including without limitation the Secured Indebtedness, and without affecting the lien or priority of the lien hereof on the Mortgaged Property, Mortgagee may, at its option, extend the time for payment of the Obligations or any portion thereof, reduce the payments thereon, release any person liable on any portion of the Obligations, accept a renewal note or notes therefor, modify the terms of the Secured Indebtedness, release or reconvey any part of the Mortgaged Property, take or release other or additional security, consent to the making of any map or plat thereof, join in granting any easement thereon, or join in any extension agreement or agreement subordinating the lien hereof. Any such action by Mortgagee may be taken without Mortgagor's consent and without the consent of any subordinate lienholder, and shall not affect the priority of this Mortgage over any subordinate lien.

8.20 Expenses of Recording. Mortgagor agrees to pay all recording fees, documentary stamp taxes, intangible taxes, charges and filing, registration and recording fees imposed upon this Mortgage, the recording or filing thereof, or upon the Mortgagee by reason of its ownership of this Mortgage, or its enforcement thereof.

8.21 Attorneys' Fees. The term "attorneys' fees" as used herein shall also include charges for paralegals, law clerks and other staff members operating under the supervision of an attorney, and shall also include, without limitation, any allocated costs of Mortgagee’s in-house counsel to the extent permitted by applicable law. Any award or payment of attorneys' fees hereunder or by order of a court of competent jurisdiction shall include as a part thereof any and all sales and/or use taxes imposed thereon by any appropriate governmental authority.

8.22 Future Advances. Any additional sum or sums advanced by the then holder of the Note secured hereby, to or for the benefit of Mortgagor, whether obligatory or made at the option of Mortgagee, or otherwise, at any time within twenty (20) years from the date of this Mortgage, with interest at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the original indebtedness and be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a promissory note of the borrowers and whether or not identified by a recital that it is secured by this Mortgage; provided that the aggregate amount of principal indebtedness outstanding and so secured at any one time shall not exceed a maximum principal sum equal to four (4) times the face amount of the Note, plus interest thereon and any disbursements made for the payment of taxes, levies, insurance or other sums in connection with the Mortgaged Property with interest on such disbursements.

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IN WITNESS WHEREOF, Mortgagor, intending to be legally bound hereby, has executed this Mortgage as of the day and year first above written.

Witnesses:	Mortgagor: BOVIE MEDICAL CORPORATION, a Delaware corporation
________________________________
________________________________
(Printed Name of Witness)	By:	_________________________________________
Robert L. Gershon, Chief Executive Officer
________________________________
________________________________
(Printed Name of Witness)

STATE OF FLORIDA

COUNTY OF PINELLAS

THE FOREGOING INSTRUMENT was acknowledged before me this ___ day of March, 2014, by Robert L. Gershon, as Chief Executive Officer of Bovie Medical Corporation, a Delaware corporation, on behalf of the corporation. He/she ☐is personally known to me or ☐has produced ___________________________, as identification.

Notary Public

(Printed Name)
My commission expires:
(Rank or Serial Number)

Exhibits:

A—Legal Description of Land
B—Schedule of Permitted Exceptions

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

Lot 9, in the Southeast 1/4 of Section 4, Township 30 South, Range 16 East, according to the plat of Pinellas Groves, Inc., recorded in Plat Book 1, Page 55, of the Public Records of Pinellas County, Florida, LESS the West 150 feet thereof and also LESS that part lying within 120 feet of survey line of State Road S-688, Section 15120, as described in Clerk's Instrument No. 260901B, Official Records Book 2081, Page 593, Pinellas County Records.

EXHIBIT “B”

SCHEDULE OF PERMITTED EXCEPTIONS

1.	Easement in favor of Florida Power Corporation recorded in Official Records Book 4272, Page 1476.

2.	Unrecorded Outdoor Billboard lease dated June 30, 2002, between Harland Clarke Corporation and Clear Channel Outdoor, Inc.

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